Exhibit 99.2

Consolidated Statements of Income (Unaudited)

	Three months ended
	March 31,
(in thousands, except per share data)	2004	2003
Interest income
Loans, including fees	$2,436	$2,347
Federal funds sold and other	4	37
Securities available for sale	285	226

Total interest income	2,725	2,610

Interest expense
Deposits	323	385
Federal funds purchased	3	8
Advances from Federal Home Loan Bank	147	133
Junior subordinated debt	59	61

Total interest expense	532	587

Net interest income	2,193	2,023
Provision for loan losses	60	3

Net interest income after provision for loan losses	2,133	2,020

Noninterest income
Service charges on deposit accounts	229	203
Net merchant credit card processing	45	42
Gain on sale of available-for-sale securities	15	0
Other noninterest income	160	167

Total noninterest income	449	412

Noninterest expense
Salaries and employee benefits	1,052	1,018
Occupancy and equipment	331	300
Other real estate owned expense	132	0
Other noninterest expense	642	671

Total noninterest expense	2,157	1,989

Income before income tax expense	425	443
Income tax expense	139	145

Net income	$286	$298

Basic earnings per share of common stock	$0.24	$0.25
Diluted earnings per share of common stock	$0.24	$0.25